                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report(Date of earliest event reported) October 15, 1998


       WICKLUND HOLDING COMPANY - Small business issuer under Rule 12b-2
             (Exact name of registrant as specified in its charter)

             Delaware                         0-10299                   73-1029950
  (State or other jurisdiction        Commission File Number         (I.R.S. Employer
of incorporation or organization)                                   Identification No.)

                                117 West Hampton
                           Lexington, Kentucky  40511
                    (Address of principal executive offices)


         (Former name or former address, if changed since last report)

Registrant's telephone number, including area code:  606-388-9116
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ITEM 2.  ACQUISITION OR DEPOSITION OF ASSETS

     As reported in the last 8K, on October 15, 1998, Wicklund Holding Company ("WHC") acquired all of the outstanding capital stock of Laser Engineering, Inc., a Florida corporation ("Laser"), based in Pompano Beach, Florida. The $2,000.00 portion of the purchase price payable in cash on a deferred basis has been paid.

     On April 1, 1999 WHC acquired all of the outstanding capital stock of Florida Curbing, Inc., a Florida corporation, based in Pompano Beach, Florida in consideration for 1,000,000 shares of WHC's restricted common stock and $500,000 in cash, payable on a note due on June 1, 1999.

     For its most recent fiscal year ending, on December 31, 1998, Florida Curbings' Inc.'s annual revenues were approximately $2,500,000 and its net income was $400,000 on an unaudited basis. Its backlog in construction contacts was approximately $ $14,000,000 on April 1, 1999.

     Mr. Rudulph T. Polselli, Jr., president of Florida Curbing, Inc. prior to the merger, remains as Florida Curbing's Vice President and Director; James N. Turek succeeded Mr. Polselli, Jr., as President, Treasurer, and Director; and Gary G. Bal acts as Secretary and Director of Florida Curbing.


ITEM 5:  OTHER EVENTS

     WHC made an agreement with Dow Credit Corporation and The Dow Chemical Corporation effective March 23, 1999 to acquire the debt of WHC's subsidiary thereto in the amount of $ 800,000, including interest, which was secured by four of the subsiduary's United States and Canadian patents which pertain to plastic parts used in commerical cement construction.

     The term of the agreement involved WHC paying Dow Credit Corporation $600,000.00 down over a period of approximately four months commencing on May 23, 1999, a $200,000 premium note to be payable over three years, and 5% of the gross income from products utitlizing the patents capped at $400,000. In exchange, Dow Credit Corporation and The Dow Chemical Corporation agreed to release Wicklund's patents as collateral. The terms for payment of the $600,000.00 down include installment payments of $125,000 on March 23, 1999 with three equal payments of $125,000 in each of the next three succeeding months, plus a final payment of $100,000 in July of 1999.

     The released liens were on Patent No. 4,942,714 Rebar and Beam Bolster, Slab and Beam Upper; Patent No. 7,401,024 Road

Signs and Method of Production; Patent No. 7,441,441 Rebar and Beam Highchair; Patent No. 7,441,835 Modular Concrete Form; and Patent No. 7,556,266 Apparatus for Supporting Reinforcing Steel in Concrete.


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

     (a)(1) Filing of required financial information for Florida Curbing is impractical at this time. It will be filed by the 60th day following the acquisition.

     (a)(2) Agreement and Plan of Reorganization whereby the company acquired all of the outstanding capital stock of Florida Curbing, Inc.

     (a)(3) Agreement with Dow Credit Corporation and Dow Chemical Corporation acquiring debt of WHC's subsidiary.



                              SIGNATURES:


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              WICKLUND HOLDING COMPANY
                              Registrant


Dated: April 13, 1999         By:/s/ James N. Turek
                                 ---------------------
                                 Name:  James N. Turek
                                 Title: President